UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2010

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 631-777-5188

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

On November 16, 2010, the Company issued a press release announcing its results of operations for the fiscal quarter ended September 30, 2010.

The text of a press release issued by the Company is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure

During a public conference call on November 16, 2010, the Company announced that Walter Curti had been named Vice President and Chief Technical Officer.  The Company also announced that its Vice President of Sales for North America, Wendy Petty, had taken a leave of absence and that the Company had commenced a search for a new head of sales for North America.

Item 8.01.    Other Events

During a public conference call on November 16, 2010, the Company announced that Walter Curti had been named Vice President and Chief Technical Officer.  The Company also announced that its Vice President of Sales for North America, Wendy Petty, had taken a leave and that the Company had commenced a search for a new head of sales for North America.

Item 9.01.    Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press release of the Company dated November 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2010

	By:	/s/ James Weber
		Name:	James Weber
		Title:	Chief Financial Officer, Vice President, Interim Chief Operating Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company dated November 16, 2010.